Consent of Wisan, Smith, Racker & Prescott, LLP, Independent Auditors

We consent to the use in this registration statement of our report dated April 29, 1998, relating to the consolidated financial statements of Galaxy Enterprises, Inc. and Subsidiary.

/s/Wisan, Smith, Racker & Prescott, LLP

Salt Lake City, Utah
April 27, 1999